UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 25, 2012

W. R. GRACE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 7.01                                                 Regulation FD Disclosure

In April 2001, W. R. Grace & Co. and most of its U.S. subsidiaries and affiliates filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware in order to resolve their asbestos-related liabilities.  In September 2008, Grace and the Official Committee of Equity Security Holders, the Official Committee of Asbestos Personal Injury Claimants (“PI Committee”), and the Asbestos Personal Injury Future Claims Representative (“PI FCR”), as co-proponents, filed a Joint Plan of Reorganization with the Bankruptcy Court (as amended, the “Joint Plan”).  In January 2011, the Bankruptcy Court issued an order confirming the Joint Plan and in January 2012, the U.S. District Court for the District of Delaware issued an order affirming the Joint Plan.   Appeals to these orders are pending before the U.S. Court of Appeals for the Third Circuit.  Under the terms of the Joint Plan, on the effective date, Grace would issue to the Asbestos Personal Injury Trust, warrants to purchase 10 million shares of Grace common stock at an exercise price of $17 per share.

On October 25, 2012, Grace reached agreement with the PI Committee, the PI FCR, and the Equity Committee to settle the warrants in cash.  Under the terms of the agreement, Grace would repurchase the warrants issued to the Asbestos PI Trust for a price equal to the average of the closing prices of Grace common stock during the period commencing one day after the effective date of the Joint Plan and ending on the day prior to the date the Asbestos Personal Injury Trust elects to sell the warrants back to Grace (but no later than one year after the effective date of the Joint Plan), multiplied by 10 million, less $170 million (the aggregate exercise price of the warrant), provided that if the average of the closing prices is less than $54.50 per share, then the repurchase price would be $375 million, and if the average of the closing prices exceeds $66 per share, then the repurchase price would be $490 million.  The agreement is terminable by the Asbestos Personal Injury Trust in the event a tender offer or other transaction that would result in a change in control of Grace is publicly announced during the one year period after the effective date of the Joint Plan and before the Asbestos Personal Injury Trust elects to sell the warrants back to Grace.  The agreement is subject to the approval of the Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Secretary

Dated: October 30, 2012